                                                                     Exhibit 4.3


                                 TELEGROUP, INC.
                           THIRD AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

         1.       PURPOSE
                  -------

         This Third Amended and Restated 1996 Stock Option Plan for Telegroup, Inc. (the "COMPANY") is intended to provide incentive to directors, officers, key employees, and agents of the Company and its Subsidiaries by providing those persons with opportunities to purchase shares of the Company's Common Stock under (a) Incentive Stock Options and (b) other stock options.

         2.       DEFINITION
                  ----------

         Except as otherwise expressly provided herein or unless the context otherwise requires, as used in this Plan, the following words and phrases shall have the meanings set forth in this Section 2.

                  (a) "BOARD" shall mean the Board of Directors of the Company.

                  (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

                  (d) "COMPANY" shall mean Telegroup, Inc., the employer which has established this Plan.

                  (e) "DISABILITY" shall mean any injury of the body or any disorder of the body or mind which renders the Optionee unable to perform the material and substantial duties of his regular employment by the Company at the time of the Optionee's termination of employment by the Company. The Company's determination that a termination of employment was not a Disability Related Termination may be disputed by the Optionee for purposes of any Option held by the Optionee under this Plan upon written notice to the Company's Chief Financial Officer within 30 days after termination of employment. If so disputed, the Company will promptly select a physician, the Optionee will promptly select a physician, and the physicians so selected will select a third physician ("INDEPENDENT PHYSICIAN") who will make a binding determination of Disability for purposes of this Plan. The Optionee will make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure of the Optionee to submit to any examination or failure of the Independent Physician to make his determination within 90 days after the date of the notice that the Optionee disputed the Company's determination shall constitute acceptance of the Company's determination as to Disability. If the decision of the Independent Physician upholds the Company's determination, any outstanding Option held by the Optionee shall be exercisable for 30 days from the date of such decision (but not later than the expiration of the date of the Option Agreement) to the extent that the Option was exercisable on the date of the Optionee's termination of employment and thereafter the Option shall terminate.

                  (f) "DISINTERESTED" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3, as amended from time to time, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time.

                  (g) "FAIR MARKET VALUE" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the Common Stock is not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the Common Stock in the over-the-counter market for the last preceding day on which there was a quotation for such Common Stock in such market or (iv) if no price can be determined under the preceding alternatives, then the price per share as determined by the Committee in good faith.

                  (h) "INCENTIVE STOCK OPTION" shall mean one or more options to purchase Common Stock which, at the time such options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

                  (i) "NON-INCENTIVE STOCK OPTION" shall mean any option or options that are not Incentive Stock Options.

                  (j) "OPTION" shall mean any option, including any Incentive Stock Option or other option issued pursuant to this Plan.

                  (k) "OPTIONEE" shall mean any person to whom an Option is granted under this Plan.

                  (l) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty-one percent (51%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (m) "PLAN" shall mean this Third Amended and Restated 1996 Stock Option Plan.

                  (n) "RELIANCE PERIOD TERMINATION DATE" shall mean the date that is the earlier of:

                           (1) The date of expiration or termination of the
                  Plan;

                           (2) The date of any material modification of the
                  Plan, within the meaning of Treasury Regulation section 1.162-27(h)(I)(iii);

                           (3) The first date as of which all Options provided
                  for under the Plan have been issued; and

                           (4) The date of the first meeting of shareholders of
                  the Company at which Directors are to be elected that occurs after the year 2000.

                  (o) "RETIREMENT" shall mean the termination of employment by an Optionee who usually (but not necessarily) has attained the age of at least 59 1/2, who has been continuously employed by the Company for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company ("RETIREMENT AGREEMENT") in a form acceptable to the Board at the time of such termination of employment. For purposes of the Plan, the Board has discretion to deem any employee of the Company who has not attained the age of at least 59 1/2 to have retired.

                  (p) "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty-one percent (51%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (q) "TEN PERCENT SHAREHOLDER" shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

                  (r) "TERMINATION OF EMPLOYMENT FOR CAUSE" shall mean termination of employment for (i) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (ii) the engagement in activities or conduct injurious to the reputation of the Company; (iii) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (iv) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (v) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

         3.       GENERAL ADMINISTRATION
                  ----------------------

                  (a) The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of not less than two members of the Board. No person may serve as a member of the Committee unless such person is both a Disinterested person as well as an "outside director" within the meaning of Treasury Regulation section 1.162-27(e)(3)(i).

                  (b) The Committee shall have the authority in its discretion, subject to the terms and conditions hereof, to administer this Plan and to exercise all the powers and authorities either specifically granted to it hereunder or that are necessary or that are advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the purchase price of shares of Common Stock covered by each Option (the "OPTION PRICE"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares of Common Stock to be covered by each Option, to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan ("OPTION AGREEMENTS").

                  (c) The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee and may at any time, under the terms and conditions of the Company's Bylaws, remove, one, or more Committee members and substitute others.

                  (d) No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Option granted hereunder.

         4.       RESTRICTIONS ON GRANTS TO COMMITTEE MEMBERS
                  -------------------------------------------

         Directors serving on the Committee are eligible to receive Options pursuant to the Plan and pursuant to the approval of the full Board.

         5.       GRANTING OF OPTIONS
                  -------------------

         Options may be granted under this Plan at any time prior to April 1, 2007.

         6.       ELIGIBILITY
                  -----------

                  (a) Subject to Section 4, Options may be granted to any director, officer, key employee or agent of the Company or any Subsidiary, however incentive stock options will be available only to employees of the Company. In determining from time to time the directors, officers, employees and agents to whom Options shall be granted and the number of shares of Common Stock to be covered by each Option, the Committee shall consider the duties of the respective directors, officers, employees and agents, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

                  (b) At the time each Option is granted under the Plan the Committee shall determine whether such Option is to be designated as an Incentive Stock Option. Incentive Stock Options shall not be granted to a director who is not an employee of the Company.

                  (c) An Option designated an Incentive Stock Option can, prior to its exercise, be changed to a non-incentive Option if the Optionee, consents to amend his Option Agreement to provide that the exercise period of such Option will be governed by Section 8(e)(2) hereof.

         7.       STOCK
                  -----

                  (a) The stock subject to the Options shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock for which Options may be granted from time to time under this Plan shall be four million, seven hundred fifty thousand (4,750,000) shares, subject to adjustment as provided in
         Section 8(i) hereof. The maximum number of shares of Common Stock for which any one person may be granted Options under the Plan is six hundred sixty-six thousand, six hundred sixty-seven (666,667) shares, subject to adjustment as provided in Section 8(i) hereof.

                  (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless this Plan shall have been terminated) become available for subsequent grants of Options hereunder.

         8.       TERMS AND CONDITIONS OF OPTIONS
                  -------------------------------

         Each Option granted pursuant to this Plan shall be evidenced by one or more Option Agreements in such form as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

                  (a) INCENTIVE STOCK OPTION PRICE. Each Incentive Stock Option shall state, the Option Price, which, shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. The Option Price shall be subject to adjustment as provided in Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

                  (b) NON-INCENTIVE STOCK OPTION PRICE. Each Option that is not an Incentive Stock Option shall state the Option Price. In the case of Non-Incentive Stock Options granted on or before the Reliance Period Termination Date, the Option Price shall not be less than fifty percent (50%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In the case of Non-incentive Stock Options granted after the Reliance Period Termination Date, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

                  (c) RESTRICTIONS. Any Common Stock issued under this Plan may contain restrictions and limitations including, but not limited to, limitations on transferability that may constitute substantial risks of forfeiture, as the Committee may determine.

                  (d) VALUE OF SHARES. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000.

                  (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

                  (f) TERM AND EXERCISE OF OPTIONS.

                           (1) INCENTIVE STOCK OPTIONS. Incentive Stock Options
                  shall be exercisable over the exercise period specified by the Committee in an Option Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five (5) years from the date such Option is granted. An Incentive Stock Option may be exercised, as to any or all full shares of Common Stock as to which the Incentive Stock Option has become exercisable, by giving written notice of such exercise to the Committee; provided, that an Incentive Stock Option may not be exercised at any one (1) time for less than one hundred (100) shares of Common Stock (or such number of shares as to which the Incentive Stock Option is then exercisable if such number of shares is less than 100).

                           (2) NON-INCENTIVE STOCK OPTIONS. Options which have
                  not been designated by the Committee as Incentive Stock Options shall be exercisable over a period of ten (10) years.

                  (g) NONTRANSFERABILITY OF OPTIONS. Options granted under this Plan are not transferable other than by will or by the laws of descent and distribution, and, during Optionee's lifetime, Options may be exercised only by the Optionee.

                  (h) TERMINATION OF EMPLOYMENT. Upon termination of an Optionee's employment with the Company, other than by reason of death or Retirement or termination by the Company by reason of Disability or For Cause, the Optionee shall have 90 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him to the extent the same were exercisable on the date of termination. Optionee who may trade shares only during trading windows, i.e., Access Employee, shall have the later of 180 days after the date of termination of employment or the completion of a trading window that is of at least ten days duration to exercise all Options held by him to the extent the same were exercisable on the date of termination. The Board may cancel an Option during the 90-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company.

                           (1) Upon termination of an Optionee's employment by
                  death or by the Company by reason of Disability ("DISABILITY RELATED TERMINATION"), the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death or the date of the Disability Related Termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment, except that the time elapsed from the date of death or a Disability Related Termination to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company.

                           (2) Upon termination of an Optionee's employment For
                  Cause, all Options held by such Optionee shall terminate effective on the date of termination of employment.

                           (3) With respect only to options granted after April
                  21, 1998, upon termination of an Optionee's employment by reason of Retirement, the Optionee shall have three years after the date of Retirement (but not later than the expiration of the Stock Option Agreement) to exercise any Option held by Optionee at the time of Retirement to the extent the same was exercisable on the date of the Optionee's exercise of the Option, except that the time elapsed from the date of Retirement to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company; provided, however, notwithstanding the foregoing, in the event of the Optionee's death after Retirement, the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's death and the elapsed time from the date of death to the exercise of the Option shall not accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option; provided further, at the time of the exercise of an Option by an Optionee following termination of employment by reason of Retirement, the Optionee shall represent and warrant to the Company that he has been in material compliance with all terms and conditions of the Retirement Agreement with the Company; and provided further, that in the event that the Optionee violates the Retirement Agreement, all of the Optionee's unexercised Options shall immediately terminate and the Optionee shall return to the Company the economic value of any Option which was realized or obtained (measured at the date of exercise) by the Optionee after the violation of the Retirement Agreement.

                  (i) EFFECT OF CERTAIN CHANGES.

                           (1) If there is any change in the number of shares of
                  Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the Option Price of such Options shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock, provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                           (2) In the event of a proposed dissolution or
                  liquidation of the Company, each Option granted under this Plan shall terminate as of a date to be fixed by the Committee, provided, however, that each Optionee shall have the right, immediately prior to such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

                           (3) In the event of any merger, consolidation or
                  reorganization of the Company, the Committee shall promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof (subject to the limitations of Section 424 of the Code), to preserve each Optionee's proportionate interest therein and to preserve unchanged the aggregate Option Price.

                           (4) In the event of a change in the Common Stock as
                  presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value or, if such shares have a par value, then with a different par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

                           (5) To the extent that the foregoing adjustments
                  relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                           (6) Except as expressly provided in this Section
                  8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of shares of Common Stock subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  (j) RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to such Optionee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 8(i) hereof.

                  (k) OTHER PROVISIONS. The Option Agreements authorized under this Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option and (ii) the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws.

         9.       AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES
                  -------------------------------------------------

                  (a) No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state and/or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

                  (b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state and/or local taxes of any kind required by law to be withheld upon the exercise of such Option.

         10.      TERM OF PLAN
                  ------------

         Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board, provided that no Options granted under this Plan shall become exercisable unless and until this Plan shall have been approved by the Company's shareholders.

         11.      SAVINGS CLAUSE
                  --------------

         Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under
Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

         12.      AMENDMENT AND TERMINATION OF THE PLAN
                  -------------------------------------

         The Committee may at any time and from time to time suspend, terminate, modify or amend this Plan, provided that any amendment that would increase the aggregate number of shares of Common Stock as to which Options may be granted under this Plan or the maximum number that may be granted to any individual person shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 9(h) hereof shall not require such approval. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of this Plan may adversely affect any Option previously granted unless the written consent of the Optionee is obtained.

         Adopted by the Board of Directors on April 21, 1998.


                Attest:

                             /s/ Robert E. Steinberg
                             -----------------------
                             Secretary